Q4 2015 EARNINGS PRESENTATION February 4, 2016 Exhibit 99.2

Disclaimer 2 Forward Looking Statements This presentation may contain forward looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “expect,” “anticipate,” “may,” “intends,” “believes,” “estimate,” “project,” and other similar expressions. Such statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from these forward looking statements. These factors include, but are not limited to, the factors described in OMAM’s filings made with the Securities and Exchange Commission, including our most recent Registration Statement on Form S-1, as amended, filed with the SEC on June 8, 2015, under the heading “Risk Factors.” Any forward-looking statements in this presentation are based on assumptions as of today and we undertake no obligation to update these statements as a result of new information or future events. We urge you not to place undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. A reconciliation of GAAP to non- GAAP measures is included in the appendix to this presentation.

Overview and Highlights 3 • 2015 ENI per share of $1.24 down (1.6)% from 2014 ENI per share of $1.26, primarily driven by a decrease in performance fees, as reflected in the Q4'15 ENI per share of $0.30 versus $0.39 in the prior year quarter • Net Client Cash Flows of $(3.2) billion for Q4’15 and $(5.1) billion for the year producing an annualized revenue impact of $(6.6) million for Q4 and $18.9 million for the year (2.6% of beginning run-rate management fees) ◦ Inflows concentrated in higher fee products ◦ Q4 NCCF impacted primarily by outflows in the U.S. equity sub-advisory channel, sovereign wealth fund withdrawals and higher than usual hard asset disposals • AUM of $212.4 billion up 1.8% over Q3'15 and down (3.8)% over the prior year-end • Long-term investment performance remains strong with strategies representing 60%, 83% and 92% of revenue outperforming benchmarks on a 1-, 3- and 5-yr basis • New partnership pipeline continues to progress with heightened levels of activity • $150 million share repurchase program authorized by the Board, subject to shareholder approval ___________________________________________________________ Please see definitions and additional notes.

Growth Strategy OMAM's multi-boutique model is well positioned for growth, with four key areas of focus... Four Key Growth Areas Multi-Boutique Value Proposition Drives Incremental Growth OpportunitiesNew Partnerships Global Distribution Collaborative Organic Growth (Growth and Seed / Co-Investment Capital) Core Affiliate Growth (Investment Performance and Net Client Cash Flows) Unique Partnership Approach Provides Stability and the Foundation for Growth OMAM's Aligned Partnership Model - Operating autonomy - Affiliate-level employee ownership - Long-term perspective - Talent Management - Profit-sharing model - At-scale Affiliates _________________________________________________ Please see definitions and additional notes. 4

AUM AUM by Affiliate $B %Total $ 66.8 31% 89.2 42% 6.3 3% 4.7 2% 29.1 14% 1.8 1% 14.5 7% Total $ 212.4 100% $220 $200 $180 $160 $140 $120 $100 Q3 '15 Q4 '15 $208.7 $(3.2) $6.9 $212.4 $220 $200 $180 $160 $140 $120 $100 2014 2015 $220.8 $(5.1) $(3.3) $212.4 AUM Progression and Mix 5 AUM at Period End As % of BoP AUM AUM Progression (Annual) (2.3)% (1.5)% % Change: (3.8)% AUM Progression (4th Quarter) $B (1.5)% 3.3% % Change: 1.8% AUM Mix (12/31/15) ___________________________________________________________ Please see definitions and additional notes. $B AUM AUM by Asset Class $B %Total US Equity $ 76.9 36% International Equity 37.0 17% Alternative, Real Estate & Timber 36.9 17% Global Equity 29.4 14% Emerging Markets Equity 18.4 9% Fixed Income 13.8 7% Total $ 212.4 100% Net flows Market and other Net flows Market and other

Bps inflows Bps outflows Derived Average Weighted NCCF ($b)(2) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 40 35 41 44 40 43 46 44 47 46 46 45 41 40 38 41 38 36 38 38 30 31 32 37 2013 2014 2015 $42.5 $54.5 $18.9 Revenue Impact of NCCF(1) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 $3.4 $2.6 $1.7 $4.9 $(0.9) $5.5 $5.8 $6.1 $3.3 $3.9 $0.2 $(1.9) 2013 2014 2015 $10.5 $9.5 $(5.1) ___________________________________________________________ (1) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. (2) Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (ie 34.7 bps in Q4’15). For example, NCCF annualized revenue impact of $(6.6)m divided by average weighted fee rate of OMAM’s overall AUM of 34.7 bps equals the derived average weighted NCCF of $(1.9)b. $M Net Client Cash Flows and Revenue Impact 6 AUM Net Client Cash Flows (“NCCF”) $B $20 $15 $10 $5 $0 -$5 -$10 $11.6 $8.6 $5.8 $16.5 $(3.0) $18.4 $19.1 $20.0 $11.3 $13.5 $0.7 $(6.6) $4 $2 $0 -$2 -$4 $3.0 $3.2 $1.0 $3.3 $(1.0) $3.6 $3.1 $3.8 $(0.2) $0.8 $(2.5) $(3.2)

___________________________________________________________ (1) Average fee rate represents the average blended fee rate on overall assets for each asset class for the three months ended December 31, 2015. (2) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow. Revenue Impact of NCCF - by Asset Class $M Net Client Cash Flows Breakdown 7 AUM Net Client Cash Flows (“NCCF”) - by Asset Class $B $5 $4 $3 $2 $1 $0 -$1 -$2 -$3 -$4 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 $(0.4) $(2.5) $(0.9) $(3.6) $(1.9) $2.6 $1.8 $0.9 $1.3 $(0.6) $0.3 $(0.2) $0.1 $(0.2) $(0.5) $1.3 $0.7 $0.7 $(0.2) $25 $20 $15 $10 $5 $0 -$5 -$10 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 $(0.9) $(4.0) $(0.7) $(6.4) $(3.4) $13.0 $10.7 $9.8 $5.6 $(1.1)$(0.6) $0.2 $(0.5) $(1.2) $7.8 $5.2 $4.2 $2.0 $(0.9) Total NCCF $3.8 $(0.2) $0.8 $(2.5) $(3.2) Total Revenue Impact(2) $20.0 $11.3 $13.5 $0.7 $(6.6) 44 42 20 U.S. Equity Global/non-U.S. Equity Fixed Income Alternative, Real Estate & Timber Avg. Fee Rate (bps)(1) 25 $0.0 $0.1

100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 72% 73% 91% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 72% 83% 88% 100% 80% 60% 40% 20% 0% 1-Year 3-Year 5-Year 60% 83% 92% • OMAM uses revenue-weighted performance as its primary investment metric ◦ Ties investment performance to business performance ◦ Reflects percent of management fee revenue in products outperforming their benchmarks (1) • OMAM also uses equal-weighted performance as it considers earlier stage products that may grow to have significant impact • Asset-weighted performance is broadly used across the industry ___________________________________________________________ 1. Excludes revenue in products which are not benchmarked; includes management fee revenue from equity-accounted Affiliates in the analysis. 2. Data as of December 31, 2015. 3. Revenue-Weighted: Calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of strategies outperforming. 4. Equal-Weighted (>$100m): Each strategy over $100m has the same weight, then sums the total percentage of strategies outperforming. 5. Asset-Weighted: Calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of strategies outperforming. 6. Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations. Competitive Investment Performance 8 Commentary Products representing ≥ 60% of revenue outperforming on a 1-, 3- and 5-year basis Revenue-Weighted (2)(3)(6) Equal-Weighted (>$100m) (2)(4)(6) Asset-Weighted (2)(5)(6) % outperformance vs. benchmark % outperformance vs. benchmark % outperformance vs. benchmark Q3'15 68% 84% 93% Q4'14 63% 66% 78% Q3'15 73% 82% 90% Q4'14 66% 76% 88% Q3'15 61% 75% 95% Q4'14 48% 52% 64%

Global Distribution Initiatives $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 2012 2013 2014 2015 $2.4 $3.5 $3.0 $3.5 $0.1 $0.3 $0.4 $0.3 $3.8 OMAM Growth Strategies Generating Flows $2.0 $1.5 $1.0 $0.5 $0.0 2012 2013 2014 2015 $0.7$0.4 $1.0 $1.1 $0.9 $0.4 $6.0 $5.0 $4.0 $3.0 $2.0 $1.0 $0.0 2012 2013 2014 2015 $0.8 $2.5 $0.8 $2.1 $2.4 $0.6 $0.8 $0.6 Global/non-U.S. Equity Fixed Income Global/non-U.S Equity Fixed Income Institutional Sub-Advisory Old Mutual Group $1.0 $1.8 $3.8 $3.4 $B $BSeed Capital: Sales of Seeded Products Growth Capital: Sales of Products Related to OMAM Strategic Initiatives Mandates Funded by Global Distribution(2)$B ___________________________________________________________ Please see definitions and additional notes. 1. $16b total AUM sourced by OMAM's seeding program includes AUM related to strategic initiatives and global distribution. 2. Certain distribution activities conducted through OMAM International Ltd., an indirect wholly-owned subsidiary of OMAM. 9 Collaborative Organic Growth $3.7 $5.5 • Over $16.0 billion of OMAM's 12/31/15 AUM (8%) has roots in OMAM's seeding program(1) • Current seeding pool of $147 million primarily invested in emerging markets, international equity, and real estate products • In addition, OMAM co-invests in longer-term timber and real estate partnerships managed by our Affiliates to support their growth • Joint strategic initiatives with Affiliates to grow their businesses • Opportunity for further diversification in attractive product categories • Key initiatives in the investment stage include: ◦ Emerging markets / ACWI ex US at BHMS (2013) ◦ Fixed income / LDI at BHMS (2012-2015) ◦ Expansion at Campbell Global (2014-2015) ◦ Ongoing product diversification at Acadian (2015) • Global Distribution initiative started in 2012 • Complementary distribution in scale- oriented or specialty channels ◦ U.S. focus on sub-advisory ◦ Non-U.S. focus on UK, Nordics, Benelux, Canada, Asia (ex Japan) and Middle East • All Affiliates now participating in the initiative • Run-rate profitability in 2016 $2.5 $3.8 $0.4 $0.3 $1.4 $1.4 AlternativesAlternatives $0.1

Contribution of Growth Strategies to Flows: 2012 - 2015 10 Commentary Source of Gross Sales • Successful seeding program is contributing meaningfully to sales • Global distribution contributed $1.4 billion of funded assets in 2015 • Investment in new product initiatives at early stage, but already generating results $28.0 $21.0 $14.0 $7.0 $0.0 2012 2013 2014 2015 $16.4 $20.8 $21.3 $20.0 $0.4 $1.0 $1.8 $1.4 $2.5 $3.8 $3.4 $3.8 $0.3 $3.7 $5.5 $B Organic Sales from Affiliates Sales from New Initiatives Sales from Seeded Products Sales from Global Distribution ___________________________________________________________ Please see definitions and additional notes. $29.3 $32.0 29% of total 33% of total $19.6 $26.6 25% of total 16% of total $1.4

Diversified Sources of Flows - 2015 Commentary • Organic growth across a wide range of Affiliates and products • Significant sales diversification as top-5 selling strategies represent only 40% of gross sales and are generated by four different Affiliates 11 Gross Sales ($B) Top Five Products # Product Manager Sales % of Total 1. Domestic Private Real Estate Heitman $2.9 11% 2. Emerging Markets Equity Acadian 2.4 9% 3. Dividend Focused Value Equity BHMS 2.0 7% 4. International Equity TS&W 1.9 7% 5. Global Managed Volatility Equity Acadian 1.5 6% Top 5 Total $10.7 40% ___________________________________________________________ Please see definitions and additional notes.

Financial Highlights – Q4 2015 v. Q4 2014 12 • Q4’15 Economic Net Income down (22.3)% to $36.5 million ($0.30 per share) from $47.0 million ($0.39 per share) in Q4’14 ◦ Lower performance fees drive decline • ENI Revenue decrease of $(17.5) million, or (9.5)%, to $166.9 million in Q4’15 ◦ Performance fees decline by $(22.7) million ◦ Q4’15 asset yield increased by 2.1 bps to 33.8 bps(1) resulting in a 3.3% increase in Q4 management fees despite a reduction in average assets • Expense decline of (2.5)% to $106.4 million primarily driven by lower G&A and variable compensation ◦ Core operating expenses up 3.2% to $58.1 million (excludes sales based compensation and public company expense) ◦ Variable compensation down (8.5)% to $42.0 million, at 41.0% of earnings before variable compensation ◦ Total public company expense (including operating expense and variable compensation) of approximately $2.6 million in Q4'15 ◦ Key ENI expense ratios in line with expectations for the quarter and full year • ENI Operating margin (before Affiliate key employee distributions) of 36.2% reduced from 40.8% in year ago quarter • Adjusted EBITDA of $51.5 million, a (21.5)% reduction from $65.6 million in Q4’14 • Revolving credit facility debt of $90.0 million at December 31 represents 0.4x trailing twelve months Adjusted EBITDA ___________________________________________________________ Please see definitions and additional notes. 1. Excludes Equity-Accounted Affiliates

$70 $60 $50 $40 $30 $20 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $45 $49 $52 $50 $45 $200 $150 $100 $50 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $155 $159 $167 $163 $161 $184 $0.50 $0.40 $0.30 $0.20 $0.10 $0.00 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $0.30 $0.30 $0.32 $0.30 $0.28 $250 $225 $200 $175 $150 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $218 $222 $227 $219 $215 Steady Results in a Volatile Market Average AUM Fee Rate (Basis Points)(4) ENI Revenue(1)(5) ENI Operating Margin(2)(5) ENI Per Share(3)(5) Pre-tax ENI(5) ___________________________________________________________ Please see definitions and additional notes. 1. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 2. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. 3. ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. 4. Includes fees for Equity-Accounted Affiliates. 5. Excludes impact of extraordinary performance fee in Q2'15. 13 40.0 35.0 30.0 25.0 20.0 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 32.9 34.0 34.3 34.5 34.7 $0.39 $0.31 $0.32 % Change Q4'14 to Q4'15: (2)% % Change Q4'14 to Q4'15: (9)% % Change Q4'14 to Q4'15: (23)% $163 $168 Performance Fees $166 $0.31 Performance Fees $167 % Change ex. perf. fees: 3% $63 $51 $52 $51 $49 Performance Fees% Change Q4'14 to Q4'15: (22)% 45% 38% 31% 24% 17% 10% Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 35% 36% 37% 37% 35% 41% 37% 38% 37% 36% Performance Fees $0.30 % Change ex. perf. fees: 1% % Change ex. perf. fees: (7)%

$250 $200 $150 $100 $50 $0 2011 2012 2013 2014 2015 $123 $124 $144 $184 $196 45% 38% 31% 24% 17% 10% 2011 2012 2013 2014 2015 31% 32% 33% 37% 36% $1.50 $1.00 $0.50 $0.00 2011 2012 2013 2014 2015 $0.84 $0.91 $0.98 $1.16 $1.20 $600 $400 $200 $0 2011 2012 2013 2014 2015 $432 $437 $510 $601 $650 $225 $200 $175 $150 $125 $100 $75 $50 2011 2012 2013 2014 2015 $143 $148 $178 $210 $221 A Long-Term Record of Growth Average AUM Fee Rate (Basis Points)(4) ENI Revenue(1)(5) ENI Operating Margin(2)(5) ENI Per Share(3)(5) Pre-tax ENI(5) ___________________________________________________________ Please see definitions and additional notes. 1. ENI Revenue consists of management fees, performance fees, and other income, which primarily consists of earnings of our equity-accounted Affiliates. 2. ENI Operating Margin represents ENI operating margin before Affiliate key employee distributions. This is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI Revenue. 3. ENI per share is calculated as Economic Net Income divided by total diluted shares outstanding. ENI per share reflects pro forma shares outstanding in periods prior to Q4’14. 4. Includes management fees for Equity-Accounted Affiliates. 5. Excludes impact of extraordinary performance fee in Q2'15. 14 40.0 35.0 30.0 25.0 20.0 2011 2012 2013 2014 2015 34.9 34.3 33.6 33.3 34.3 $1.24 $0.94 CAGR ('11-'15): 12% CAGR ('11-'15): 11% CAGR ('11-'15): 13% CAGR ('11-'15): 10% $451 $528 $635 $1.02 $664 $1.26 5% 1bp 4% (2)% (0.3)% $435 $0.85 (165) bps 8% Performance Fees 39% 37% 34%33%32% Performance Fees Performance Fees 3% $124 $131 $153 $204$204 Performance Fees 6% (35) bps

Key Drivers of Financial Performance

Economic Net Income ("ENI") reflects the underlying economic earnings of the business

Financial Highlights [1]

	$M	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Twelve Months Ended December 31, 2015	Twelve Months Ended December 31, 2014	Q-Q-Q Growth	Y-O-Y Growth
1	Management Fees	$ 157.0	$ 152.0	$ 637.2	$ 589.9	*3.3 %*	*8.0 %*
2	Performance Fees	6.3	29.0	13.7	34.3	*(78.3)%*	*(60.1)%*
	Other income, incl. equity-accounted Affiliates	3.6	3.4	13.0	11.2	*5.9 %*	*16.1 %*
	Total ENI revenue	**166.9**	**184.4**	**663.9**	**635.4**	***(9.5)%***	***4.5 %***
3	Less: Total ENI operating expenses	(64.4)	(63.2)	(245.2)	(220.9)	***1.9 %***	***11.0 %***
	Earnings before variable compensation	**102.5**	**121.2**	**418.7**	**414.5**	***(15.4)%***	***1.0 %***
4	Less: Variable Compensation	(42.0)	(45.9)	(174.0)	(169.8)	*(8.5)%*	*2.5 %*
	Earnings after variable compensation	**60.5**	**75.3**	**244.7**	**244.7**	***(19.7)%***	***— %***
	Operating Margin	*36%*	*41%*	*37%*	*39%*		
5	Less: Affiliates key employee distributions	(10.9)	(11.4)	(38.9)	(40.1)	*(4.4)%*	*(3.0)%*
	Earnings after Affiliate key employee distributions	**49.6**	**63.9**	**205.8**	**204.6**	***(22.4)%***	***0.6 %***
	Net interest (expense) income	(0.3)	(0.6)	(2.3)	(0.5)	*(50.0)%*	*360.0 %*
	Pre-tax economic net income	**49.3**	**63.3**	**203.5**	**204.1**	***(22.1)%***	***(0.3)%***
	Economic net income, excluding extraordinary performance fee	**$ 36.5**	**$ 47.0**	**$ 149.7**	**$ 151.3**	***(22.3)%***	***(1.1)%***

Attractive core revenue mix: High quality, recurring management fees with increasing average fee rates

Cost structure: Profit share model provides variability to cost structure while allowing for investment in future growth

Affiliate equitization complete: Distributions driven by underlying Affiliate profitability

Lower tax rate: Estimated to be 25-30%

(1) See slide 24 for a reconciliation of GAAP to ENI.

OMAM 15

$220 $165 $110 $55 $0 2014 2015 $210.3 $220.9 Management Fee Growth Driven by Higher Fee Global/non-U.S. Assets and Alternatives(1) 16 Gross Management Fee Revenue by Asset ClassAverage AUM and Fee Rate by Asset Class ______________________________________________________________________________________________________________ (1) Figures in parenthesis represent the percent of the total respective bar. (2) Equity-Accounted Affiliates’ revenue included in other income. U.S. Equity Global/non-U.S. Equity Fixed Income Alternative, Real Estate & Timber Avg. Fee Rate (bps) $B Avg. AUM % Change 12% 3% 9% (1)% 24 % Change: 5.0% 1 42 22 42 25 42 21 44 Avg. AUM: $ 210.3 $ 220.9 Less: Equity Accounted Affiliates: $ (27.1) $ (29.9) Avg. AUM excl. Equity Accounted Affiliates: $ 183.2 $ 191.0 $750 $625 $500 $375 $250 $125 $0 2014 2015 $700.3 $758.6 $M % Change 16% (1)% 9% 3% % Change: 8.3% Gross Mgmt. Fee Revenues: $ 700.3 $ 758.6 Less: Revenue from Equity Accounted Affiliates(2): $ (110.4) $ (121.4) Revenue excl. Equity Accounted Affiliates (ENI Mgmt. Fee Revenue): $ 589.9 $ 637.2 $83.8 (40%) $80.0 (38%) $14.5 (7%) $32.0 (15%) $35.7 (16%) $14.9 (7%) $87.5 (40%) $82.8 (37%) $199.8 (29%) $ 335.0 (48%) $134.0 (19%) $31.5 (4%) $205.4 (27%) $366.2 (48%) $155.7 (21%) $31.3 (4%) 33.3 34.3

• $(22.7) million decline in Q4'15 performance fees drove Q4 revenue decline of $(17.5) million • Performance fees impacted by volatile market and performance in U.S. equity sub-advisory • OMAM retained approximately 60% of performance fees in 2015, after bonuses and distributions to Affiliate employees $30 $25 $20 $15 $10 $5 $0 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 $18 $4 $35 $30 $25 $20 $15 $10 $5 $0 2011 2012 2013 2014 2015 $7 $9 $20 $8 ___________________________________________________________ Please see definitions and additional notes. 1. Net Performance Fees represent contributions to OMAM after Affiliate bonuses and distributions. 2. Gross Performance Fees represent total performance fees earned (reflected in size of total bar). 3. Excludes impact of extraordinary performance fee in Q2'15. Decline in Q4 Performance Fees Impacted 2015 Revenue and Profit Commentary Gross and Net Performance Fees (Annual)(3) Gross and Net Performance Fees (Quarterly)(3) 2 $3 $14 $18 $34 $29 17 $14 $4 $0.5 $3 $6 Net Performance Fees(1) Gross Performance Fees(2) Gross Performance Fees(2)Net Performance Fees(1) $1 $2 $2 Gross Performance Fees as a % of Total Fees 15.7% 2.2% 0.3% 2.0% 3.8% Net Performance Fees as a % of Pre-tax ENI 28.4% 3.9% 0.6% 2.9% 7.7% Gross Performance Fees as a % of Total Fees 0.7% 3.2% 3.5% 5.5% 2.1% Net Performance Fees as a % of Pre-tax ENI 1.0% 5.1% 5.8% 9.8% 3.7% $2 $1$1

3 Core Expense Growth In Line With Growth of Management Fees

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses, Center expenses including public company expenses, and key initiatives, including Global Distribution (excluding variable compensation)
- Core operating expense (excluding sales based compensation and public company costs) stayed constant as a percent of management fees
- Q4'15 Operating Expense Ratio[2] at 41.0% improved from the year-ago period due to lower public company costs
- Full year Operating Expense Ratio[2] of 38.5% in line with expectations

Total ENI Operating Expenses

	Q4'15		Q4'14		Q-O-Q	2015		2014		Y-O-Y
$M	$M	% of MFs[1]	$M	% of MFs[1]	Q4'15 vs. Q4'14	$M	% of MFs[1]	$M	% of MFs[1]	2015 vs. 2014
Fixed compensation and benefits	$ 35.5	22.6%	$ 31.4	20.7%	13%	$ 132.3	20.8%	$ 119.9	20.3%	10%
G&A expenses (excl. sales based compensation)	20.7	13.2%	23.2	15.3%	(11)%	79.5	12.5%	76.9	13.0%	3%
Depreciation and amortization	1.9	1.2%	1.7	1.1%	12%	6.9	1.1%	6.1	1.0%	13%
Core operating expense subtotal	**$ 58.1**	**37.0%**	**$ 56.3**	**37.0%**	3%	**$ 218.7**	**34.3%**	**$ 202.9**	**34.4%**	8%
Sales based compensation	4.7	3.0%	4.7	3.1%	—%	19.7	3.1%	15.8	2.7%	25%
Public company operating expenses	1.6	1.0%	2.2	1.4%	(27)%	6.8	1.1%	2.2	0.4%	209%
Total ENI operating expenses	**$ 64.4**	**41.0%**	**$ 63.2**	**41.6%**	2%	**$ 245.2**	**38.5%**	**$ 220.9**	**37.4%**	11%

1. *Represents Management Fee Revenue.*
2. *Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.*

OMAM 18

4 Cash Variable Compensation Reduced in Line with Business Profitability

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 30%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and OMAM equity
- Increased Q4'15 Variable Compensation Ratio v. Q4'14 reflects size and mix of performance fees in prior year and public company expenses
- Public company related variable compensation of $1.0 million for Q4'15 and $3.2 million for full year 2015 reflects the impact of new hires and 2015 – 2017 LTIP

Variable Compensation

$M		Q4'15		Q4'14	Q-O-Q Q4'15 vs. Q4'14		2015		2014	Y-O-Y 2015 vs. 2014
Cash Variable Compensation	**$**	**35.0**	**$**	**40.5**	*(14)%*	**$**	**150.2**	**$**	**151.4**	*(1)%*
Add: Non-cash equity-based award amortization		7.0		5.4	*30%*		23.8		18.4	*29%*
Variable compensation		**42.0**		**45.9**	*(8)%*		**174.0**		**169.8**	*2%*
Earnings before variable compensation	**$**	**102.5**	**$**	**121.2**	*(15)%*	**$**	**418.7**	**$**	**414.5**	*1%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)		41.0%		37.9%	*311 bps*		41.6%		41.0%	*59 bps*
Note: Public company related variable compensation (included above):	$	1.0	$	0.2	*400%*	$	3.2	$	0.2	*n/m*

Please see definitions and additional notes.

OMAM 19

Q-O-Q Y-O-Y $M Q4'15 Q4'14 Q4'15 vs. Q4'14 2015 2014 2015 vs. 2014 Earnings after variable compensation $ 60.5 $ 75.3 (20)% $ 244.7 $ 244.7 — % Less: Affiliate key employee distributions (10.9) (11.4) (4)% (38.9) (40.1) (3)% Earnings after Affiliate key employee distributions $ 49.6 $ 63.9 (22)% 205.8 204.6 1 % Affiliate key employee distributions as % of earnings after variable comp. ("Distribution Ratio") ( / ) 18.0% 15.1% 288 bps 15.9% 16.4% (49) bps • Represents employees’ share of profit from their respective Affiliates, ranging from 15 - 35%, in some cases following an initial preference to OMAM(1) • Q4'15 increase in Distribution Ratio to 18.0% reflects size and mix of performance fees in prior period and profitability mix among Affiliates • Full year 2015 Distribution Ratio of 15.9% in line with expectations; 2014 Distribution Ratio impacted by repurchase of equity from an Affiliate in Q4'14 ___________________________________________________________ 1. For consolidated Affiliates Affiliate Key Employee Distributions Typically Will Move In-Line With Affiliate Profitability 20 Commentary Affiliate Key Employee Distributions 5 A B B A

21 Balance Sheet Management Provides Multiple Opportunities to Increase Shareholder Value • New fund consolidation guidance adopted by OMAM in 2015 results in removal of Consolidated Funds from GAAP balance sheet and income statement Balance Sheet Capital Dividend & Share Buyback • In 2015, repaid $87 million net on revolving credit facility and $37 million notes payable to related parties • $90 million currently drawn on OMAM’s $350 million revolving credit facility ◦ Up from $70 million at 9/30/15, primarily to fund co-investments • Leverage ratio (Debt / EBITDA) of 0.4x well below 3.0x covenant limit • $147 million seed capital pool provided by Old Mutual plc—off balance sheet to OMAM • $0.08 per share interim dividend approved ◦ Payable March 31 to shareholders of record as of March 18 ◦ Reflects 25% payout rate • Board authorized $150 million share repurchase program subject to shareholder approval ($M) December 31, 2015 December 31, 2014 (U.S. GAAP) Excluding Consolidated Funds (Non- GAAP) Including Consolidated Funds (U.S.- GAAP) Assets Cash and cash equivalents $ 135.9 $ 175.6 $ 175.6 Investment advisory fees receivable 151.8 165.1 161.1 Investments 202.6 149.3 149.3 Other assets 523.8 503.2 503.2 Assets of Consolidated Funds — — 6,783.7 Total assets $ 1,014.1 $ 993.2 $ 7,772.9 Liabilities and shareholders' equity Accounts payable and accrued expenses 179.7 $ 171.6 $ 171.6 Due to related parties 222.9 289.9 289.9 Notes payable to related parties — 37.0 37.0 Third party borrowings 90.0 177.0 177.0 Other liabilities 355.6 281.2 281.2 Liabilities of Consolidated Funds — — 4,258.8 Total liabilities 848.2 956.7 5,215.5 Total equity 165.9 36.5 2,557.4 Total liabilities and equity $ 1,014.1 $ 993.2 $ 7,772.9 Shares outstanding: Basic 120.0 120.0 120.0 Diluted 120.6 120.0 120.0

Structural Cost Variability of Business Model

Index Weighted AUM Impact

($ in billions)	December 31, 2015	January 2016 Index Return	Primary Index
U.S. equity, small/ smid cap value	$ 6.9	(6.7)%	Russell 2000 Value
U.S. equity, mid cap value	9.5	(5.5)%	Russell Midcap Value
U.S. equity, large cap value	57.4	(5.2)%	Russell 1000 Value
U.S. equity, core/ blend	3.1	(5.0)%	S&P 500
Total U.S. equity	**$ 76.9**		
Global equity	29.4	(6.0)%	MSCI World (Net)
International equity	37.0	(7.2)%	MSCI EAFE (Net)
Emerging markets equity	18.4	(6.5)%	MSCI Emerging Markets (Net)
Total Global/non-U.S. equity	**$ 84.8**		
Fixed income	13.8	1.4%	Barclays Capital US Aggregate Bond
Alternative, real estate & timber	36.9		
Total assets under management	**$ 212.4**		

Illustration of Market Impact

(4.5)% Blended Market Impact January 2016[1]

Commentary

- Market volatility in 2015 made 2016 a challenging year for revenue growth, even before January
  - Average assets for 2015 higher than year-end AUM
- OMAM "profit share" model provides variability to the cost structure
- Need to balance near-term focus on costs with continued investment in the business to drive medium-term growth

Hypothetical Full Year Impact of an Immediate 10% Decline in Equity Markets



10%
5%
0%
-5%
-10%
-15%
-20%
Management Fee & Performance Fee and Other Revenue(2)
Variable Movement of Operating Expenses, Variable Compensation & Distributions(3)
Post Tax Profit, Assuming All Other Factors Unchanged
(8)%
(6)%
(12)%

1. *Illustration of market impact is calculated based on 12/31/15 total AUM including equity-accounted affiliates; YTD as of January 31, 2016 returns reflect primary indices net changes including dividends; performance alpha and client flow estimates are not included.*
2. *Assumes equity markets decline evenly across all geographies and products. Management fee revenue excludes equity accounted affiliates. Assumes full year impact of market decline on total revenues. Assumes performance fees impacted in line with underlying AUM levels.*
3. *Reflects fully variable expenses prior to any proactive management actions to reduce costs.*

OMAM 22

Appendix 23

Reconciliation: GAAP to ENI and Adjusted EBITDA ENI Adjustments Three Months Ended Years Ended December 31, December 31, $m 2015 2014 2015 2014 U.S. GAAP net income attributable to controlling interests $ 36.9 $ 34.3 $ 155.5 $ 51.7 Adjustments for restructuring & reorganization related to IPO: Non-cash notional parent corporate cost allocation — — — 3.4 Intercompany interest expense — — — 49.8 Co-investment (gain)(1) — — — (2.6) Total restructuring and reorganization adjustments $ — $ — $ — $ 50.6 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations(1) 4.2 25.9 18.2 83.0 Amortization of goodwill and acquired intangibles(1) 0.1 — 0.2 0.1 Capital transaction costs(1) 0.7 — 2.3 — Discontinued operations and restructuring costs 1.7 0.4 (0.2) 5.8 Total adjustment to reflect earnings of the Company $ 6.7 $ 26.3 $ 20.5 $ 88.9 Less: Tax effect of above adjustments(1) (2.3) (10.4) (8.6) (33.2) Less: ENI tax normalization (4.8) (3.2) (6.3) (6.7) Economic net income (including extraordinary performance fee) $ 36.5 $ 47.0 $ 161.1 $ 151.3 Extraordinary performance fee — — (11.4) — Economic net income excluding extraordinary performance fee $ 36.5 $ 47.0 $ 149.7 $ 151.3 Net interest (income) expense 0.3 0.6 2.3 0.5 Depreciation and amortization 1.9 1.7 6.9 6.1 Tax on Economic Net Income 12.8 16.3 53.8 52.8 Adjusted EBITDA excluding extraordinary performance fee $ 51.5 $ 65.6 $ 212.7 $ 210.7 24 i. Exclude notional non-cash corporate cost allocations ii. Exclude interest expense historically paid to OM plc as the related debt was restructured in connection with the Offering and thereafter has been eliminated from consolidated results iii. Exclude historical mark-to-market co- investment gains and losses as co- investments and ongoing returns have been wholly allocated to OM plc in connection with the Offering iv. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees v. Exclude amortization or impairment expenses related to acquired goodwill and other intangibles as they represent non-cash charges that do not result in an outflow of tangible economic benefits from the business vi. Exclude capital transaction costs vii. Exclude results of discontinued operations attributable to controlling interests as they are not part of the ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business viii. Exclude one-off tax benefits or costs unrelated to current operations ___________________________________________________________ 1. Tax-affected items for which adjustments are included in “Tax effect of above adjustments” line; taxed at 40.2% U.S. statutory rate (including state tax). Restructuring costs of $0.5 million included in items tax-affected. 2. Includes $31.6 million related to the purchase of additional ownership interests in an Affiliate. 1 3 2 4 5 6 7 1 2 3 4 5 6 7 8 8 (2)

Definitions and Additional Notes 25 References to “OMAM” or the “Company” refer to OM Asset Management plc; references to the “Parent” or “Old Mutual” refer to Old Mutual plc; references to the “Offering” refer to the Company’s initial public offering dated October 8, 2014 and references to the “Prospectus” refer to the Company’s Prospectus dated as of that date; references to the “Reorganization” refer to the steps taken by OMAM’s Parent prior to the Offering to reorganize the ownership of the business, as described in the Company’s Prospectus. Economic Net Income The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.   The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders;  • include within management fee revenue any fees paid to Affiliates by Consolidated Funds, which are viewed as investment income under U.S. GAAP;  • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income;  • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits;  • identify separately, the fixed and variable components of compensation and benefits expense; and  • identify separately as Affiliate distributions the component of U.S. GAAP compensation that represents earnings shared with Affiliate key employee equity and profit-interest holders.   To reflect the Reorganization which took place at the time of the Offering, the Company has excluded: i. notional corporate cost allocations which are non-cash expenses that will not recur following the Offering;  ii. interest expense historically paid to the Parent, as the related debt was restructured in connection with the Offering and thereafter has been eliminated from consolidated results; and  iii. historic mark-to-market co-investment gains and losses, because these investments and ongoing returns thereon have been allocated wholly to Old Mutual plc in connection with the Offering.   The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by excluding: iv. non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMAM at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMAM can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. v. non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business.  vi. capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. vii. the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business. viii. deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.   The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Please see Slide 24 for a reconciliation of net income attributable to controlling interests to economic net income. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Please see Slide 24 for a reconciliation of economic net income to Adjusted EBITDA.

Methodologies for calculating investment performance(1):   Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming.   Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million.   Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming.   ENI Operating Margin before Affiliate key employee distributions ENI operating margin before Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI revenue.   ENI Operating Margin after Affiliate key employee distributions ENI operating margin after Affiliate key employee distributions is a non-GAAP efficiency measure, calculated based on earnings after Affiliate key employee distributions, divided by ENI revenue.   U.S. GAAP operating margin U.S. GAAP operating margin equals operating income (loss) from continuing operations divided by total revenue.   Consolidated Funds Prior to January 1, 2015, financial information presented in accordance with U.S. GAAP includes the results of consolidated pooled investment vehicles, or Funds, managed by our Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds which are not attributable to our shareholders.   Annualized Revenue Impact of Net Flows (NCCF) Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. Annualized revenue is calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow or the net assets lost in the account in the event of an outflow and is designed to provide investors with a better indication of the potential financial impact of net client cash flows.   Hard asset disposals Net flows include hard asset disposals made by OMAM’s Affiliates. This category is made up of investment-driven asset dispositions made by Heitman, a real estate manager, or Campbell, a timber manager. Derived Average Weighted NCCF Derived Average Weighted NCCF reflects the implied NCCF if annualized revenue represents asset flows at the weighted fee rate for OMAM overall (ie 34.7bps in Q4’15). For example, NCCF annualized revenue impact of $(6.6)m divided by average weighted fee rate of OMAM’s overall AUM of 34.7bps equals the derived average weighted NCCF of $(1.9)b. Definitions and Additional Notes 26 ___________________________________________________________ 1. Barrow Hanley’s Windsor II Large Cap Value account AUM and return are separated from Barrow Hanley’s Large Cap Value composite in revenue-weighted, equal-weighted and asset-weighted outperformance percentage calculations.